UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

Naked Brand Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37662	99-0369814
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

10th Floor – 95 Madison Avenue, New York, NY 10016

(Address of principal executive offices) (Zip Code)

212.851.8050

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 30, 2017, Naked Brand Group Inc. (the “Company”) and Maxim Group LLC (“Maxim”) entered into Amendment No. 1 to At The Market Offering Agreement (the “Amendment”). As previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 10, 2017, the Company entered into an At The Market Offering Agreement (the “Original Agreement”) with Maxim pursuant to which the Company may sell shares of the Company’s common stock, par value $0.001 per share (the “Shares”), through Maxim, as sales agent, in connection with the Company’s “at-the-market” equity offering program (the “ATM Offering”). Prior to March 30, 2017, an aggregate of $4,999,978 of Shares had been sold in the ATM Offering. The Amendment, among other things, increases the number of Shares that may be sold in the ATM Offering to an aggregate of $5,500,000. Except as specifically amended by the Amendment, the Original Agreement remains in full force and effect and all other terms of the Original Agreement remain unchanged.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”).

Attached as Exhibit 5.1 to this Current Report is the opinion of Duane Morris LLP relating to the legality of the issuance and sale of the Shares.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any of the Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

5.1	Opinion of Duane Morris LLP*

10.1	Amendment No. 1 to At The Market Offering Agreement, dated March 30, 2017, between Naked Brand Group Inc. and Maxim Group LLC*

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1)*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By: /s/ Carole Hochman
Carole Hochman
Chief Executive Officer

Date: March 30, 2017

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Duane Morris LLP*

10.1	Amendment No. 1 to At The Market Offering Agreement, dated March 30, 2017, between Naked Brand Group Inc. and Maxim Group LLC*

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1)*

* Filed herewith.